Exhibit 10(b)

CMS Energy

5444 Westheimer Road/P.O. Box 4967

Houston, Texas 77056-5306/77210-4967

January 26, 2000

The Peoples Gas Light and Coke Company

130 E. Randolph Dr, 22nd floor

Chicago, IL 60601

Re: Quick Notice Transportation Agreement No. 013966 between Trunkline Gas Company and The Peoples Gas Light and Coke Company dated December 1, 1995

Dear Shipper:

With reference to the subject agreement, Trunkline Gas Company and The Peoples Gas Light and Coke Company hereby agree to amend the primary term of the agreement to extend the term for an additional three (3) year period through March 31, 2003. The effective date of the extension is April 1, 2000. In addition, the volume will be increased to 57,377 Dt/d with an East Louisiana receipt point. The effective date of the volume increase will be 11/1/2000.

All other terms and conditions of the agreement remain in full force and effect.

If you are in agreement with the foregoing, please so indicate by having a duly authorized representative execute both originals of this agreement in the appropriate space provided below and return both executed originals to the letterhead address.

Sincerely,

TRUNKLINE GAS COMPANY

By:	/s/ Richard C. Snapp
Agent and Attorney-In-Fact

Accepted and Agreed to this
2nd day of March , 1999

THE PEOPLES GAS LIGHT AND COKE COMPANY

By	/s/ D. M. Field
(Name)
Executive Vice President
(Title)